                                                                     EXHIBIT 4.1


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                      HORNBECK-LEEVAC MARINE SERVICES, INC.

                                       AND

                           THE GUARANTORS PARTY HERETO




                              SERIES A AND SERIES B

                          10 5/8% SENIOR NOTES DUE 2008


                                   ----------


                                    INDENTURE

                            DATED AS OF JULY 24, 2001


                                   ----------



                                   ----------


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     TRUSTEE


                                   ----------



================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
   Act Section                                                                                     Indenture Section
---------------                                                                                    -----------------

310(a)(1).....................................................................................                 7.10
   (a)(2).....................................................................................                 7.10
   (a)(3).....................................................................................                  N/A
   (a)(4).....................................................................................                  N/A
   (a)(5).....................................................................................                 7.10
   (b)........................................................................................                 7.10
   (c)........................................................................................                  N/A
311(a)........................................................................................                 7.11
   (b)........................................................................................                 7.11
   (c)........................................................................................                  N/A
312(a)........................................................................................                 2.05
   (b)........................................................................................                11.03
   (c)........................................................................................                11.03
313(a)........................................................................................                 7.06
   (b)(1).....................................................................................                 7.06
   (b)(2).....................................................................................           7.06, 7.07
   (c)........................................................................................          7.06, 11.02
   (d)........................................................................................                 7.06
314(a)........................................................................................    4.03, 4.04, 11.02
   (b)........................................................................................                  N/A
   (c)(1).....................................................................................                11.04
   (c)(2).....................................................................................                11.04
   (c)(3).....................................................................................                  N/A
   (d)........................................................................................                  N/A
   (e)........................................................................................                11.05
   (f)........................................................................................                  N/A
315(a)........................................................................................                 7.01
   (b)........................................................................................          7.05, 11.02
   (c) .......................................................................................                 7.01
   (d)........................................................................................                 7.01
   (e)........................................................................................                 6.11
316(a)(last sentence).........................................................................                 2.09
   (a)(1)(A)..................................................................................                 6.05
   (a)(1)(B)..................................................................................                 6.04
   (a)(2).....................................................................................                  N/A
   (b)........................................................................................                 6.07
   (c)........................................................................................                 2.12
317(a)(1).....................................................................................                 6.08
   (a)(2).....................................................................................                 6.09
   (b)........................................................................................                 2.04
318(a)........................................................................................                11.01
   (b)........................................................................................                  N/A
   (c)........................................................................................                11.01

----------

N/A means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                              Page
ARTICLE 1           DEFINITIONS AND INCORPORATION BY REFERENCE................................................1
         SECTION 1.01.     DEFINITIONS........................................................................1
         SECTION 1.02.     OTHER DEFINITIONS..................................................................20
         SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..................................20
         SECTION 1.04.     RULES OF CONSTRUCTION..............................................................21
ARTICLE 2           THE NOTES.................................................................................21
         SECTION 2.01.     FORM AND DATING....................................................................21
         SECTION 2.02.     EXECUTION AND AUTHENTICATION.......................................................23
         SECTION 2.03.     REGISTRAR AND PAYING AGENT.........................................................24
         SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST................................................24
         SECTION 2.05.     HOLDER LISTS.......................................................................25
         SECTION 2.06.     TRANSFER AND EXCHANGE..............................................................25
         SECTION 2.07.     REPLACEMENT NOTES..................................................................31
         SECTION 2.08.     OUTSTANDING NOTES..................................................................32
         SECTION 2.09.     TREASURY NOTES.....................................................................32
         SECTION 2.10.     TEMPORARY NOTES....................................................................32
         SECTION 2.11.     CANCELLATION.......................................................................33
         SECTION 2.12.     DEFAULTED INTEREST.................................................................33
ARTICLE 3           REDEMPTION AND REPURCHASE.................................................................33
         SECTION 3.01.     NOTICES TO TRUSTEE.................................................................33
         SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED..................................................34
         SECTION 3.03.     NOTICE OF REDEMPTION...............................................................34
         SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.....................................................35
         SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE........................................................35
         SECTION 3.06.     NOTES REDEEMED IN PART.............................................................36
         SECTION 3.07.     OPTIONAL REDEMPTION................................................................36
         SECTION 3.08.     MANDATORY REDEMPTION...............................................................36
         SECTION 3.09.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS................................37
ARTICLE 4           COVENANTS.................................................................................39
         SECTION 4.01.     PAYMENT OF NOTES...................................................................39
         SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY....................................................39
         SECTION 4.03.     REPORTS............................................................................40
         SECTION 4.04.     COMPLIANCE CERTIFICATE.............................................................40
         SECTION 4.05.     TAXES..............................................................................41
         SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.....................................................41
         SECTION 4.07.     RESTRICTED PAYMENTS................................................................41
         SECTION 4.08.     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.....................44
         SECTION 4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK......................44
         SECTION 4.10.     ASSET SALES........................................................................47
         SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.......................................................48
         SECTION 4.12.     LIENS..............................................................................49
         SECTION 4.13.     ADDITIONAL SUBSIDIARY GUARANTEES...................................................49

         SECTION 4.14.     CORPORATE EXISTENCE................................................................50
         SECTION 4.15.     OFFER TO PURCHASE UPON CHANGE OF CONTROL...........................................50
         SECTION 4.16.     ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES....................51
         SECTION 4.17.     SALE-AND-LEASEBACK TRANSACTIONS....................................................52
         SECTION 4.18.     NO INDUCEMENTS.....................................................................52
         SECTION 4.19.     CALCULATION OF ORIGINAL ISSUE DISCOUNT.............................................52
         SECTION 4.20.     ENFORCEABILITY OF JUDGMENTS; INDEMNIFICATION FOR FOREIGN
                           CURRENCY JUDGMENTS.................................................................52
         SECTION 4.21.     CONDUCT OF BUSINESS................................................................53
ARTICLE 5           SUCCESSORS................................................................................53
         SECTION 5.01.     MERGER, CONSOLIDATION OR SALE OF ASSETS............................................53
         SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED..................................................54
ARTICLE 6           DEFAULTS AND REMEDIES.....................................................................54
         SECTION 6.01.     EVENTS OF DEFAULT..................................................................54
         SECTION 6.02.     ACCELERATION.......................................................................56
         SECTION 6.03.     OTHER REMEDIES.....................................................................56
         SECTION 6.04.     WAIVER OF PAST DEFAULTS............................................................57
         SECTION 6.05.     CONTROL BY MAJORITY................................................................57
         SECTION 6.06.     LIMITATION ON SUITS................................................................57
         SECTION 6.07.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT......................................58
         SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.........................................................58
         SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM...................................................58
         SECTION 6.10.     PRIORITIES.........................................................................59
         SECTION 6.11.     UNDERTAKING FOR COSTS..............................................................59
ARTICLE 7           TRUSTEE...................................................................................59
         SECTION 7.01.     DUTIES OF TRUSTEE..................................................................59
         SECTION 7.02.     RIGHTS OF TRUSTEE..................................................................60
         SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.......................................................62
         SECTION 7.04.     TRUSTEE'S DISCLAIMER...............................................................62
         SECTION 7.05.     NOTICE OF DEFAULTS.................................................................62
         SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.........................................62
         SECTION 7.07.     COMPENSATION AND INDEMNITY.........................................................62
         SECTION 7.08.     REPLACEMENT OF TRUSTEE.............................................................63
         SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC...................................................64
         SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION......................................................64
         SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..................................65
ARTICLE 8           LEGAL DEFEASANCE AND COVENANT DEFEASANCE; SATISFACTION AND DISCHARGE......................65
         SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...........................65
         SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.....................................................65
         SECTION 8.03.     COVENANT DEFEASANCE................................................................66
         SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.........................................66
         SECTION 8.05.     SATISFACTION AND DISCHARGE.........................................................68
         SECTION 8.06.     DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN
                           TRUST; OTHER MISCELLANEOUS PROVISIONS..............................................69

         SECTION 8.07.     REPAYMENT TO COMPANY...............................................................70
         SECTION 8.08.     REINSTATEMENT......................................................................70
ARTICLE 9           AMENDMENT, SUPPLEMENT AND WAIVER..........................................................71
         SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF NOTES................................................71
         SECTION 9.02.     WITH CONSENT OF HOLDERS OF NOTES...................................................71
         SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT................................................73
         SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS..................................................73
         SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES...................................................73
         SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC....................................................73
ARTICLE 10          GUARANTEES OF NOTES.......................................................................74
         SECTION 10.01.    SUBSIDIARY GUARANTEES..............................................................74
         SECTION 10.02.    EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.....................................75
         SECTION 10.03.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.................................75
         SECTION 10.04.    RELEASES FOLLOWING SALE OF ASSETS..................................................76
         SECTION 10.05.    RELEASES FOLLOWING DESIGNATION AS AN UNRESTRICTED SUBSIDIARY.......................76
         SECTION 10.06.    LIMITATION ON GUARANTOR LIABILITY..................................................77
         SECTION 10.07.    "TRUSTEE" TO INCLUDE PAYING AGENT..................................................77
ARTICLE 11          MISCELLANEOUS.............................................................................77
         SECTION 11.01.    TRUST INDENTURE ACT CONTROLS.......................................................77
         SECTION 11.02.    NOTICES............................................................................77
         SECTION 11.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                              OF NOTES........................................................................79
         SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.................................79
         SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION......................................79
         SECTION 11.06.    RULES BY TRUSTEE AND AGENTS........................................................79
         SECTION 11.07.    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                              SHAREHOLDERS....................................................................80
         SECTION 11.08.    GOVERNING LAW......................................................................80
         SECTION 11.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS......................................80
         SECTION 11.10.    SUCCESSORS.........................................................................80
         SECTION 11.11.    SEVERABILITY.......................................................................80
         SECTION 11.12.    COUNTERPART ORIGINALS..............................................................80
         SECTION 11.13.    TABLE OF CONTENTS, HEADINGS, ETC...................................................80
         SECTION 11.14.    CONSENT TO JURISDICTION............................................................81

                              EXHIBITS AND ANNEXES

EXHIBIT A-1         Form of Note..............................................................................A-1-1
EXHIBIT A-2         Form of Regulation S Temporary Global Note................................................A-2-1
EXHIBIT B-1         Certificate of Transferor from 144A Global Note to Regulation S
                    Global Note...............................................................................B-1-1
EXHIBIT B-2         Certificate of Transferor from Regulation S Global Note to 144A
                    Global Note...............................................................................B-2-1
EXHIBIT B-3         Certificate of Transferor of Definitive Notes.............................................B-3-1
EXHIBIT C           Certificate of Institutional Accredited Investor............................................C-1
EXHIBIT D           Form of Notation of Subsidiary Guarantee....................................................D-1
EXHIBIT E           Form of Supplemental Indenture..............................................................E-1

ANNEX A             Registration Rights Agreement.................................................................1

         This Indenture, dated as of July 24, 2001, is among HORNBECK-LEEVAC Marine Services, Inc. , a Delaware corporation (the "Company"), the Guarantors (as hereinafter defined) party hereto and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

                                    RECITAL:

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 5/8% Series A Senior Notes due 2008 (the "Series A Notes") and the
10 5/8% Series B Senior Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"), without preference of one series of Notes over the other:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

         "144A Global Note" means a permanent global senior note that contains the clause referred to in footnote 1, the paragraphs referred to in footnotes 2 and 3 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred in reliance on Rule 144A.

         "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of properties or assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

         "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

         "Agent" means any Registrar or Paying Agent.

         "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

         (a) 1.0% of the principal amount of the Note and

         (b) the excess of (1) the present value at such redemption date of (A) the redemption price of the Note at August 1, 2005 (such redemption price being set forth in the table appearing in Section 3.07(b) of this Indenture) plus (B) all required interest payments due on the Note during the period from such redemption date through August 1, 2005 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of the Note, if greater.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository, Euroclear or Clearstream that apply to such transfer or exchange.

         "Asset Sale" means (a) the sale, lease, conveyance or other disposition (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be subject to Sections 4.15 and 5.01 of this Indenture and not to the provisions of Section 4.10 hereof), (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, and (c) any Event of Loss, whether in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of related transactions
(i) involves properties, assets or rights having a fair market value in excess of $1,000,000 or (ii) results in the payment of net proceeds (including insurance proceeds from an Event of Loss) in excess of $1,000,000. Notwithstanding the foregoing provisions of this definition, the following transactions will be deemed not to be Asset Sales: (A) a disposition of obsolete or excess equipment or other properties or assets; (B) a disposition of properties or assets (including Equity Interests) by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary; (C) a disposition of cash or Cash Equivalents; (D) disposition of properties or assets (including Equity Interests) that constitutes a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 of this Indenture; (E) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such properties or assets occurs; and (F) any trade or exchange by the Company or any Restricted Subsidiary of the Company of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary. The fair market value of any non-cash proceeds of a disposition of properties or assets and of any properties or assets referred to in the foregoing clause (E) of this definition shall be determined in the manner contemplated in the definition of the term "fair market value," the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee.

         "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-lease-back transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Board Resolution" means a copy of a resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality of any such government (provided that the full faith and credit of such government is pledged in support thereof), in each case having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with or issued by any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500,000,000 and whose long-term debt securities are rated at least A3 by Moody's and at least A- by S&P, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having a rating of at least P-1 from Moody's or at least A-1 from S&P and in each case maturing within 270 days after the date of acquisition, (e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above, provided that all deposits referred to in this clause (e) are made in the ordinary course of business and do not exceed $2,000,000 in the aggregate at any one time, and (f) money market mutual funds substantially all of the assets of which are of the type described in any of the foregoing clauses (a) through (d).

         "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, (b) the adoption of a voluntary plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding the effect of any voting arrangement pursuant to any agreement among the Company and any stockholders of the Company as in effect on the Issue Date) the result of which is that any "person" (as such term is used in Section 13(d)
(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company or (d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (i) the shareholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such other Person immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company. For purposes of this definition, a time charter of Vessels to customers in the ordinary course of business shall not be deemed a lease under clause (a) above.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Common Stock" means the common stock of the Company, par value $.01 per share.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period, (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee, repayment, purchase or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event occurred for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"); (b) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (in which case Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso to the definition of Consolidated Net Income); (c) any delivery to such Person or any of its Restricted Subsidiaries of any newly constructed offshore supply vessel (or vessels) after March 31, 2001, that is (or are) subject to a Qualified Services Contract and (d) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided, further, however, that (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of clause (c) of this definition, the amount of Consolidated Cash Flow attributable to such vessel (or vessels) shall be calculated in good faith by a responsible financial or accounting officer of such Person and shall include in the calculation of the Consolidated Interest Coverage Ratio the revenues to be earned pursuant to the Qualified Services Contract relating to such vessel (or vessels) and the estimated expenses related thereto. Such estimated expenses shall be based on the expenses of the most nearly comparable offshore supply vessel in such Person's fleet or, if no such comparable vessel exists, then on the industry average for expenses of comparable offshore supply vessels; provided, however, in determining the estimated expenses attributable to such new vessel (or vessels), the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction of such new vessel (or vessels) in accordance with clause (a) of this definition. Notwithstanding the foregoing, in any calculation of Consolidated Interest Coverage Ratio based on the foregoing clause (c): (i) the pro forma inclusion of Consolidated Cash Flow attributable to such Qualified Services Contract for the four-quarter reference period shall be reduced by (a) the actual Consolidated Cash Flow from such Qualified Services Contract previously earned and accounted for in the actual results for the four-quarter reference period and (b) any Consolidated Cash Flow resulting from spot market activities prior to commencement of the Qualified Services Contract, and

(ii) if the contracted dayrate for such new vessel (or vessels) is subject to reduction at any time prior to one year from the commencement of service under such contract then the period for which such pro forma effect shall be given to revenues and related expenses, if any, attributable to such new vessel (or vessels) shall include only that number of days that is equal to the number of days from the commencement of services under such contract to the first date of such potential reduction in rate, provided, however, that the calculation of interest expense pursuant to the proviso in the immediately preceding sentence shall be on the basis of four quarters of interest expense.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Tangible Assets" means, with respect to any Person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom,
(a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items and (b) the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (2) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (3) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the directors who were members of the Board of Directors on the Issue Date or who were so elected to the Board of Directors thereafter.

         "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" means that certain Credit Agreement, to be entered into shortly after the Issue Date, by and among the Company, its Subsidiaries named therein, Hibernia National Bank and the other banks named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are added or removed as borrowers or guarantors thereunder or as parties thereto.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Notes" means Notes that are in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1,2 and 4 thereto).

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 4.10 or 4.15 of this Indenture, as the case may be.

         "$," "dollars" and "U.S. dollars" denote the lawful currency of the United States of America.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Euroclear Bank N.V./S.A or its successor as operator of the Euroclear System.

         "Event of Loss" means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to issue Series B Notes in exchange for Series A Notes.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, until such amounts are repaid, but shall not include any Indebtedness that is repaid with the proceeds of the Original Notes.

         The term "fair market value" means, with respect to any property, asset or Investment, the fair market value of such property asset or Investment at the time of the event requiring such determination, as determined in good faith by the Company, or, with respect to any property asset or Investment in excess of $10,000,000 (other than cash or Cash Equivalents), as determined by a reputable investment appraisal firm that is, in the judgment of the disinterested members of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

         "Funded Indebtedness" means any Indebtedness for money borrowed that by its terms matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such Indebtedness.

         "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

         "Global Note" means, individually and collectively, the Unrestricted Global Note, the Regulation S Permanent Global Note, the Regulation S Temporary Global Note, the IAI Global Note and the 144A Global Note.

         "Guarantor" means (a) each Restricted Subsidiary of the Company named on the signature pages hereof, (b) any other Restricted Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with Sections 4.13 and 10.02 hereof and (c) the respective successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to Section 10.04 or 10.05 hereof.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person and not for speculative purposes.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a permanent global senior note that contains the clause referred to in footnote 1, the paragraphs referred to in footnotes 2 and 3 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes transferred to Institutional Accredited Investors.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money including, without limitation, any guarantee thereof, or (ii) evidenced by bonds, debentures, notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the deferred and unpaid purchase price of any property or assets, or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided, however, that any accrued expense or trade payable of such Person shall not constitute Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Person and its Restricted Subsidiaries thereunder).

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Purchasers" means RBC Dominion Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act other than a QIB.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any property or assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute
Investments: (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 of this Indenture.

         "Issue Date" means the first date on which the Series A Notes are issued hereunder.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New Orleans, Louisiana, or at a place of payment with respect to the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment (or agreement to assign) any right to income or profits from any property or asset by way of security.

         "Liquidated Damages" means all liquidated damages then owing pursuant to a Registration Rights Agreement, including any liquidated damages expressed in terms of additional interest on the Series A Notes.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or
(ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) the following: (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facility) secured by a Lien on the property or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such property or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

         "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, (b) no default with respect to which

(including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Notes" has the meaning attributed thereto in the Recital of this Indenture.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be, in the case of the Officers' Certificate referred to in Section 4.04(2) hereof, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. Unless otherwise provided in this Indenture, the counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Original Notes" has the meaning set forth in Section 2.02 hereof.

         "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

         "Participant" means with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Investments" means (a) any Investment in the Company (including, without limitation, any acquisition of the Notes) or in a Wholly Owned Restricted Subsidiary of the Company, other than any Investment described in clause (a) of the definition of "Restricted

Payments," (b) any Investment in Cash Equivalents, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties or assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or (ii) a disposition of assets that does not constitute an Asset Sale, (e) Investments in a Person engaged principally in the business of providing marine transportation services or other businesses reasonably complementary or related thereto as determined in good faith by the Board of Directors, provided that the aggregate amount of all such Investments at any one time outstanding pursuant to this clause (e) in Persons that are not Restricted Subsidiaries of the Company shall not exceed the greater of (i) $10.0 million and (ii) 5% of Consolidated Net Tangible Assets determined as of the end of the Company's most recently completed fiscal quarter for which internal financial statements are available, and (f) Investments in stock, obligations or securities received in settlement of any debts owing to the Company or any Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary of the Company, in each case as to any debts owing to the Company or any Restricted Subsidiary of the Company that arose in the ordinary course of business of the Company or any such Restricted Subsidiary.

         "Permitted Liens" means (a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof, (b) Liens in favor of the Company and its Restricted Subsidiaries, (c) Liens on any property or asset of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to such merger or consolidation, were not created in contemplation of it and do not extend to any property or asset of the Company or any of its Restricted Subsidiaries other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries, (d) Liens on any property or asset existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to such acquisition, were not created in contemplation of it and do not extend to any other property or asset of the Company or any of its Restricted Subsidiaries, (e) Liens securing the performance of tenders, bids, statutory obligations, surety, appeal, return-of-money or performance bonds, government contracts, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, (f) Liens securing Hedging Obligations, (g) Liens existing on the Issue Date, (h) Liens securing Non-Recourse Debt, (i) any interest or title of a lessor under an operating lease, (j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business, (k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of
(i) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, completion of the acquisition of such property or assets or (ii) financing all or any part of the cost of construction or improvement of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction or improvement of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary thereof (other than any associated accounts, contracts and insurance proceeds), (l) Liens securing Permitted

Refinancing Indebtedness with respect to any Indebtedness secured by Liens referred to in clauses (c), (d), (g), and (k) above and in this clause (l), (m) Liens securing Indebtedness of the Company or any Restricted Subsidiary of the Company that does not exceed $10.0 million at any one time outstanding, (n) Liens on any property or assets of the Company or any Restricted Subsidiary of the Company that were substituted or exchanged as collateral for other properties or assets of the Company or any Restricted Subsidiary of the Company that are referred to in any of the preceding clauses (c), (d) and (k) of this definition, provided that the fair market value of the substituted or exchanged properties or assets substantially approximates, at the time of the substitution or exchange, the fair market value of the other properties or assets so referred to, (o) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired, (p) rights of banks to set off deposits against Indebtedness owed to said banks, (q) Liens upon specific items of inventory or other goods and proceeds of the Company or its Restricted Subsidiaries securing the Company's or any such Restricted Subsidiary's obligations in respect of bankers' acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, and (r) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (d) such Indebtedness is incurred either by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Productive Assets" means Vessels or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing marine transportation services (or any other business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "Qualified Equity Offering" means (a) any sale of Equity Interests (other than Disqualified Stock) of the Company for cash pursuant to an underwritten offering registered under the Securities Act or (b) any other sale of Equity Interests (other than Disqualified Stock) of the Company for cash, in each case so long as such sale does not result in a Change of Control.

         "Qualified Services Contract" means, with respect to any newly constructed offshore supply vessel delivered to the Company or any of its Restricted Subsidiaries, a contract that the Board of Directors, acting in good faith, designates as a "Qualified Services Contract" pursuant to a Board Resolution, which contract:

                  (a) is between the Company or one of its Restricted Subsidiaries, on the one hand, and (i) a Person or a Subsidiary of a Person with a rating of either BBB- or higher from S&P or Baa3 or higher from Moody's, or if such ratings are not available, then a similar investment grade rating from another nationally recognized statistical rating agency or (ii) any other Person provided such contract is supported by letters of credit, performance bonds or guarantees, from a Person that has an investment grade rating, for the full amount of the remaining contracted payments over the contract term;

                  (b) provides for services to be performed by the Company or one of its Restricted Subsidiaries involving the use of such vessel or a charter (bareboat or otherwise) of such vessel by the Company or one of its Restricted Subsidiaries, in either case for a minimum period of at least one year;

                  (c) provides for a fixed dayrate for such vessel; and

                  (d) provides for commencement of the payments of the dayrate referred to in clause (c) of this definition within 60 days of the date the Company or one of its Restricted Subsidiaries has entered into the contract.

         "Registration Rights Agreement" means (a) the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Initial Purchasers relating to the Original Notes, a copy of which is attached hereto as Annex A, and (b) any similar agreement that the Company may enter into in relation to any other Series A Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global senior note that contains the clause referred to in footnote 1, the paragraphs referred to in footnotes 2 and 3 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred in reliance on Regulation S.

         "Regulation S Temporary Global Note" means a single temporary global senior note in the form of the Note attached hereto as Exhibit A-2 that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing Notes originally issued or transferred in reliance on Regulation S.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor department of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in a Restricted Global Note.

         "Restricted Definitive Notes" means the Definitive Notes that are required to bear the legend set forth in Section 2.06(f) hereof.

         "Restricted Global Notes" means the 144A Global Note, the IAI Global Note and the Regulation S Global Note, each of which is required to bear the legend set forth in Section 2.06(f) hereof.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Notes" has the meaning attributed thereto in the Recital of this Indenture.

         "Series B Notes" has the meaning attributed thereto in the Recital of this Indenture.

         "Significant Subsidiary" means (a) any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, (b) any other Restricted Subsidiary of the Company that (i) represents more than 5% of the Consolidated Net Tangible Assets of the Company, based upon the most recent internal financial statements of the Company, and (ii) provides a guarantee under the Credit Facility or incurs any Funded Indebtedness and (c) their respective successors and assigns.

         "Stated Maturity" means, with respect to any mandatory sinking fund or other installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Notes" means any debt securities of the Company issued either in satisfaction of the Company's payment obligations under the Trutta/JEDI Warrants or in lieu of cash interest payments on outstanding Subordinated Notes, provided that all such Subordinated Notes (a) have a final maturity date at least one year following the final maturity date of the Notes,
(b) are subordinated in right of payment to all senior indebtedness of the Company, including the Notes, (c) provide for quarterly payments of interest at a rate per annum not in excess of 30-day LIBOR plus 5.0%, (d) provide for quarterly installments of principal equal to 1/44th of the aggregate principal amount of the Subordinated Notes (plus any previously deferred principal payments), provided that any such quarterly principal payment (including previously deferred amounts) will be deferred to the succeeding quarter (or quarters) to the extent such payment, and after giving pro forma effect thereto, would cause or result in a violation of this Indenture (including, without limitation, Section 4.07) or the terms of any other indebtedness of the Company, and (e) do not obligate the Company to make any interest payment in cash except to the extent that the Company would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

         "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and (c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

         "Subsidiary Guarantees" means the joint and several guarantees issued by all of the Guarantors pursuant to Article 10 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06(f) hereof, and includes the Restricted Global Notes and the Restricted Definitive Notes.

         "Treasury Rate" means, as of any redemption date in respect of the Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to August 1, 2005; provided, however, that if the period from the redemption date to August 1, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trutta/JEDI Warrants" means, collectively, the warrants to purchase 5,250,000 shares of Common Stock that are exercisable and warrants to purchase 702,380 shares of Common Stock that are not presently exercisable each held by ECTMI Trutta Holdings L.P. and warrants to purchase 5,250,000 shares of Common Stock that are exercisable and warrants to purchase 702,381 shares of Common Stock that are not presently exercisable each held by Joint Energy Development Investments II Limited Partnership, as such warrants are in effect on the Issue Date.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the legend set forth in Section 2.06(f) hereof.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate a Subsidiary as an Unrestricted Subsidiary only to the extent that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate Section 4.11 hereof, and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section
4.09 hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if: (1) such Indebtedness is permitted under Section
4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters cases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

         "U.S. Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Vessels" means marine vessels.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person to the extent that (a) all of the outstanding Capital Stock which (other than directors' qualifying shares and Capital Stock held by other statutorily required minority shareholders) shall at the time be owned directly or indirectly by such Person or (b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

SECTION 1.02. OTHER DEFINITIONS.

                                                                                                 Defined in
         Term                                                                                      Section
         ----                                                                                    ----------

         "Affiliate Transaction"................................................................    4.11
         "Agreement Currency"...................................................................    4.20
         "Asset Sale Offer".....................................................................    3.09
         "Change of Control Offer"..............................................................    4.15
         "Change of Control Payment"............................................................    4.15
         "Change of Control Payment Date".......................................................    4.15
         "Covenant Defeasance"..................................................................    8.03
         "DTC"..................................................................................    2.03
         "Event of Default".....................................................................    6.01
         "Excess Proceeds"......................................................................    4.10
         "incur" or "incurrence"................................................................    4.09
         "Incurrence Time"......................................................................    4.09
         "Judgment Currency"....................................................................    4.20
         "Legal Defeasance" ....................................................................    8.02
         "Offer Amount".........................................................................    3.09
         "Offer Period".........................................................................    3.09
         "Paying Agent".........................................................................    2.03
         "Payment Default"......................................................................    6.01
         "Purchase Date"........................................................................    3.09
         "Registrar"............................................................................    2.03
         "Restricted Payments"..................................................................    4.07

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) the term "merger" includes a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the General Corporation Law of the State of Delaware; and

                  (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

         Whenever the covenants or default provisions or definitions in this Indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies.

         Any determination of U.S. Dollar Equivalent for any purpose under this Indenture will be determined as of a date of determination as described in the definition of "U.S. Dollar Equivalent" in Section 1.01 and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01. FORM AND DATING.

         The Notes shall be issued only in registered form. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notwithstanding the foregoing, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (a) Global Notes. Series A Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If beneficial interests in any such 144A Global Note are transferred to an Institutional Accredited Investor, then, for so long as the Applicable Procedures shall so require, such beneficial interests shall be represented by an IAI Global Note having an initial principal amount equal to the aggregate amount of such beneficial interests, and such IAI Global Note shall be deposited on behalf of the beneficial owners of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Any Series A Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or IAI Global Note, all as contemplated by Section 2.06(a)(ii) or (iii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in one or more Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, as Registrar and Note Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (b) Book-Entry Provisions. Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository (or its nominee, if the Depository is not the Holder) may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Notes for the Company by manual or facsimile signature. If the Company has a corporate seal, it may be reproduced on the Notes and, if so, it may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A-1 or A-2 hereto.

         Each Note shall be dated the date of its authentication.

         The Trustee shall authenticate (i) the Series A Notes for original issue on the Issue Date in the aggregate principal amount of $175,000,000 (the "Original Notes"), (ii) additional Series A Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Company described in this sentence and (iii) the Series B Notes for original issue from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case upon a written order of the Company signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Series A Notes or Series B Notes, and (c) the amount of Notes to be issued in global form or definitive form. The aggregate principal amount of Notes outstanding at any time may not exceed $175,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange ("Registrar") and where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not named in this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act (i) as Registrar and Paying Agent at its Corporate Trust Office and at its office or agency c/o Bankers Trust Company, 16 Wall Street - 4th Floor, New York, New York 10015,
Attention: Window No. 42, and (ii) as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence and during the continuance of any Event of Default described in clause (h) or (i) of Section 6.01 hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Restricted Global Notes shall be permitted as follows:

                  (i) Restricted Global Note to Regulation S Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions set forth in the legend in Section 2.06(f) and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

                  (ii) Restricted Global Note to 144A Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the 144A Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating that the Person transferring such interest in a Restricted Global Note reasonably believes that the Person acquiring such interest in a 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable 144A Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

                  (iii) Restricted Global Note to IAI Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required to take delivery thereof in the form of an interest in an IAI Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an IAI Global Note as provided in this Section 2.06(a)(iii). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in the IAI Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B-2 hereto from the transferor and a certificate substantially in the form of Exhibit C hereto from the transferee and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable IAI Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

                  (iv) Restricted Global Note to Unrestricted Global Note. If an owner of a beneficial interest in a Restricted Global Note wishes to transfer its beneficial interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Unrestricted Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an Unrestricted Global Note as provided in this Section 2.06(a)(iv). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures directing the Trustee, as Registrar and Note Custodian, to credit a beneficial interest in an Unrestricted Global Note equal to the beneficial interest in the Restricted Global Note to be transferred and (B) a certificate substantially in the form of Exhibit B?3 attached hereto given by the owner of such beneficial interest stating (1) if the transfer is pursuant to Rule 144, that the transfer complies with the requirements of Rule 144, (2) the transfer is pursuant to an effective registration statement under the Securities Act, or (3) the transfer is to the Company or any of its Subsidiaries, then the Trustee, as Registrar and Note Custodian, shall reduce the aggregate principal amount of such Restricted Global Note and increase the aggregate principal amount of the applicable Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be transferred.

         (b) Transfer and Exchange of Definitive Notes. If issued, Definitive Notes may not be exchanged or transferred for beneficial interests in a Global Note, except upon consummation of an Exchange Offer as contemplated by Section 2.06(f)(iv) hereof. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, and the Registrar receives the following (all of which may be submitted by facsimile):

                  (i) in the case of Definitive Notes that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Security is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred (1) to the Company or any of its Subsidiaries, (2) in a transaction permitted by Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                           (B) if such Transfer Restricted Security is being
                  transferred to a Person the transferor reasonably believes is a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                           (C) if such Transfer Restricted Security is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or 904 under Regulation S of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto but containing the certification called for by clauses (1) through
                  (4) of Exhibit B-1 hereto); or

                           (D) if such Transfer Restricted Security is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) or (C) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto), and a certification substantially in the form of Exhibit C hereto from the transferee, and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States.

         (c) [Intentionally omitted.]

         (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (e) Authentication of Definitive Notes in Absence of Depository or at Company's Election. If at any time (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or has ceased to be a "clearing agency" registered under the Exchange Act and in either case a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice or
(ii) the Company, at its option, notifies the Trustee in writing that it elects to terminate such book-entry system and to cause the issuance of Definitive Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Definitive Notes issued in exchange for beneficial interests in the Global Notes pursuant to this
Section 2.06(e) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (f) Legends.

                  (i) Except as permitted by the following paragraphs (ii) and
         (iv), each Note certificate evidencing a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form, until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) promulgated under the Securities Act:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON WHO IS

                  ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS
                  NOTE) AND THE LAST DATE ON WHICH HORNBECK-LEEVAC MARINE SERVICES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR OR (F) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any beneficial interest in a Restricted Global
         Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon certification from the transferring holder substantially in the form of Exhibit B-3 hereto; and

                           (B) in the case of any beneficial interest in a
                  Restricted Global Note, such interest shall be sold or transferred in compliance with the provisions of Section 2.06(a)(iv) hereof and the Global Note thereafter representing such interest shall not be required to bear the legend set forth in (i) above.

                  (iii) [Intentionally Omitted.]

                  (iv) Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Beneficial Interests accepted for exchange in the Exchange Offer and (B) the principal amount of any Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee, as Registrar and Note Custodian, shall reduce accordingly the aggregate principal amount of each applicable Restricted Global Note and cancel any Restricted Definitive Notes accepted for exchange.

         (g) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes or a beneficial interest in another Global Note, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, as Registrar and Note Custodian, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, as Registrar and Note Custodian, to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, subject to this Section 2.06, the Company shall execute and, upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereof).

                  (iii) Notwithstanding any other provision of this Section 2.06, prior to 40 days after the later of the commencement of the offering of any Series A Notes and the date of original issuance of such Notes, beneficial interests in a Regulation S Global Note may be held only through Euroclear or Clearstream (as Indirect Participants in DTC), unless transferred to a Person that takes delivery through a 144A Global Note or an IAI Global Note in accordance with Section 2.06(a)(ii) or (iii) hereof.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company and the Registrar shall not be required:

                           (A) to issue, to register the transfer of or to
                  exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of a Note other than in
                  amounts of $1,000 or multiple integrals thereof.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Sections 2.02 and 2.06(h)(i) hereof.

SECTION 2.07. REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee and the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee, any Agent and any authenticating agent in connection therewith.

         Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company, any Subsidiary of the Company or an Affiliate of the Company or any Subsidiary of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the entire principal of and premium, interest and Liquidated Damages, if any, on any Note are considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it cease to accrue as of the date of such payment.

SECTION 2.09. TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Subsidiary of the Company or an Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, a Subsidiary of the Company or an Affiliate offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate as the case may be.

SECTION 2.10. TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the

Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company upon its written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, other than as contemplated by the Exchange Offer.

SECTION 2.12. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3

                            REDEMPTION AND REPURCHASE

SECTION 3.01. NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

SECTION 3.03. NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

                  (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 60 days (unless the Company and the Trustee agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

         No later than 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

         (a) At any time prior to August 1, 2005, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption.

         (b) At any time on or after August 1, 2005, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  YEAR                                                                       PERCENTAGE
                  ----                                                                       ----------

                  2005 .................................................................      105.3125%
                  2006 .................................................................      102.6563%
                  2007 and thereafter...................................................      100.0000%

         (c) Further, prior to August 1, 2004, the Company may redeem on any one or more occasions Notes representing up to 35% of the aggregate principal amount of Notes originally issued under this Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating the amount that may be redeemed) at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (i) Notes representing at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating the amount that may be redeemed) remain outstanding immediately after the occurrence of each such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of each such Qualified Equity Offering.

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to purchase or to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), the Company shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as principal payments are made at Stated Maturity. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Section 3.09 by virtue thereof.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Section 3.01 through Section 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of and premium, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, interest and Liquidated Damages, if any, shall be considered paid on the date due if a Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, interest and Liquidated Damages, if any, then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency in the continental United States where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS.

         (a) Whether or not the Company is required to do so by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will file with the SEC within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the SEC, furnish to the Holders of the Notes and the Trustee (i) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, provided that the obligation to file and to furnish such quarterly financial and other information shall commence with respect to the quarterly period ending September 30, 2001, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The Company shall at all times comply with TIA
Section 314(a).

         (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, except a payment of interest or principal at Stated Maturity (other than an interim payment of principal on the Subordinated Notes); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in
         Section 4.09 hereof; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (b), (c), (d), (f), (g), (h) and (i), but including Restricted Payments permitted by clauses (a) and (e) of the next succeeding paragraph), is less than the sum of the following: (A) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2001 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) subject to clause (b) of the next succeeding paragraph, 100% of the aggregate net cash proceeds received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into, or exchanged for, Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Subsidiary as of the date of redesignation and (2) the amount of such Investments plus (E) $10,000,000.

         The foregoing provisions will not prohibit any of the following: (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company; (e) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee of the Company or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year; (f) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; (g) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; (h) the purchase by the Company of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations; and (i) the acquisition by the Company of any Trutta/JEDI Warrants in exchange for Subordinated Notes.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation, in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payments would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of "Unrestricted Subsidiary."

         The Board of Directors may also redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation complies with the requirements described in the definition of "Unrestricted Subsidiary." If the aggregate amount of all Restricted Payments calculated for purposes of the first paragraph of this Section 4.07 includes an Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary pursuant to the terms of this paragraph, then the aggregate amount of such Restricted Payments shall be reduced by the lesser of (a) an amount equal to the fair market value of the Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time it becomes a Restricted Subsidiary and (b) the amount of such Investments.

         Any designation or redesignation of a Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such action and evidencing the valuation of any Investment relating thereto (as determined in good faith by the Board of Directors) and an Officers' Certificate certifying that such action complied with the terms of the definition of "Unrestricted Subsidiary" set forth in this Indenture and with this Section 4.07.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term "fair market value," and the results of such determination shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment (other than a Restricted Payment permitted by clause (b), (c), (d), (f),
(g), (h) or (i) of the second full paragraph of this Section 4.07), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to do any of the following: (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) the Credit Facility or Existing Indebtedness, each as in effect on the Issue Date, (2) this Indenture, the Notes and the Subsidiary Guarantees, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the assets of any Person, other than the Person, or the assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (6) by reason of customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice, (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (8) customary provisions in bona fide contracts for the sale of properties or assets, (9) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1) and (2) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (10) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness (including, without limitation, Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, in each case if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least as great as the ratio indicated in the following table at the time such additional Indebtedness is incurred or such Disqualified Stock is issued (such time being called the "Incurrence Time"), in each case as determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred, as the case may be, at the beginning of such four-quarter period.

Incurrence Time                                                                             Ratio
---------------                                                                             -----
When the Notes are rated at least Ba3 by Moody's and at least BB-
     by S&P.......................................................................       2.50 to 1
At any other time as follows:
     From the Issue Date through December 31, 2002................................       2.50 to 1
     From January 1, 2003 through June 30, 2004...................................       2.75 to 1
     After June 30, 2004..........................................................       3.00 to 1

         The foregoing provisions shall not apply to the incurrence by the Company or any of its Restricted Subsidiaries of any of the following
Indebtedness:

                  (a) Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed sum of (1) $25.0 million and (2) 15% of the amount of the increase, if any, in Consolidated Net Tangible Assets between (A) the end of the Company's most recently ended fiscal quarter for which internal financial statements are available and (B) March 31, 2001, with the amount of Consolidated Net Tangible Assets at March 31, 2001 to be determined on a pro forma basis to reflect the Company's acquisition on May 31, 2001 of the tugs and tank barges from the Spentonbush/Red Star Group, plus any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness;

                  (b) Existing Indebtedness;

                  (c) Hedging Obligations;

                  (d) Indebtedness represented by the Original Notes, any Series B Notes issued in exchange for Series A Notes pursuant to an Exchange Offer or the Subsidiary Guarantees;

                  (e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of

         Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the date of such issuance, sale or other transfer that is not permitted by this clause (e);

                  (f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (g) the guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries or by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, in each case, that was permitted to be incurred by another provision of this Section 4.09;

                  (h) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the first paragraph and clause (b), (d) or (h) of the second paragraph of this
         Section 4.09;

                  (i) Subordinated Notes; and

                  (j) any additional Indebtedness in an aggregate principal amount not in excess of $10,000,000 at any one time outstanding.

         The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantees of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such guarantor, as the case may be; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (j) of the second paragraph, or is entitled to be incurred pursuant to the first paragraph, of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of

Indebtedness, in any manner that complies with this Section 4.09, and such item of Indebtedness will be treated as having been incurred pursuant to such category.

SECTION 4.10. ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (excluding for this purpose an Event of Loss) unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the properties, assets, rights or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets, properties, rights or Equity Interests pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 30 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this Section 4.10.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, any Event of Loss), the Company or any such Restricted Subsidiary may apply such Net Proceeds to (a) permanently repay all or any portion of the principal of any secured Indebtedness (to the extent of the fair value of the assets collateralizing such Indebtedness, as determined by the Board of Directors) or (b) acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets, provided that if the Company or such Restricted Subsidiary enters into a binding agreement to acquire such Productive Assets within such 365 day period, but the consummation of the transactions under such agreement has not occurred within such 365 day period, and the agreement has not been terminated, then the 365 day period will be extended to 18 months to permit such consummation; provided further, however, if such consummation does not occur, or such agreement is terminated within such 18 month period, then the Company may apply, or cause such Restricted Subsidiary to apply, within 90 days after the end of the 18 month period or the effective date of such termination, whichever is earlier, such Net Proceeds as provided in clauses (a) and (b) of this paragraph. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (a) and (b) of this paragraph shall be deemed to constitute "Excess Proceeds."

         Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof; provided, however, that, if the Company is required to apply such Excess Proceeds to purchase, or to offer to purchase, any Pari Passu Indebtedness, the Company shall only be required to offer to purchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to purchase, the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than any agreement governing the Credit Facility) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company, provided that such opinion will not be required with respect to any Affiliate

Transaction or series of related Affiliate Transactions involving shipyard contracts that are awarded following a competitive bidding process and approved by a majority of the disinterested members of the Board of Directors; provided, however, that the following shall be deemed not to be Affiliate Transactions:
(A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (B) transactions between or among the Company and its Restricted Subsidiaries; (C) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 4.07 of this Indenture; (D) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time; (E) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions; (F) maintenance in the ordinary course of business of customary benefit programs or arrangements for officers, directors and employees of the Company or any Restricted Subsidiary, including without limitation vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans; (G) registration rights or similar agreements with officers, directors or significant shareholders of the Company or any Restricted Subsidiary; (H) issuance of Equity Interests (other than Disqualified Stock) by the Company; and
(I) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate.

SECTION 4.12. LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset owned on the Issue Date or thereafter acquired, or any income or profits therefrom, except Permitted Liens, to secure
(a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness shall be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

SECTION 4.13. ADDITIONAL SUBSIDIARY GUARANTEES.

         If the Company or any of its Restricted Subsidiaries shall, after the Issue Date, acquire or create another Restricted Subsidiary, then such newly acquired or created Restricted Subsidiary shall execute a notation of Subsidiary Guarantee and a supplemental indenture in substantially the form of Exhibit E hereto and deliver an Opinion of Counsel and an Officers' Certificate in accordance with the terms of Section 10.02 of this Indenture.

SECTION 4.14. CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and, subject to Article 10 hereof, the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.15. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of each Holder's Notes, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company shall give notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this
Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is given (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Section
4.15 by virtue thereof.

         (b) On or before 10:00 a.m. New York time on the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) The Change of Control provisions described above shall be applicable whether or nor any other provisions of this Indenture are applicable.

         (d) The Company shall not be required to make a Change of Control
Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless
(a) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with Section
4.10 hereof, and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company, except, in the case of both clauses (i) and (ii) above, with respect to (1) dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (a) and (b) of the definition of "Wholly Owned Restricted Subsidiary" or (2) other dispositions or issuances of up to 35% of the outstanding Capital Stock of a Wholly Owned Restricted Subsidiary of the Company, provided that, after giving pro forma effect thereto, the Investment of the Company and its Wholly Owned Restricted Subsidiaries in all Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries of the Company, determined on a consolidated basis in accordance with GAAP, does not exceed 15% of Consolidated Net Tangible Assets of the Company. For purposes of this Section 4.16, the creation or perfection of a Lien on any Capital Stock of a Restricted Subsidiary of the

Company to secure any Indebtedness of the Company or any of its Restricted Subsidiaries shall not be deemed to be a disposition of such Capital Stock; provided, however, any sale by the secured party of such Capital Stock following foreclosure of its Lien shall be subject to this Section 4.16.

SECTION 4.17. SALE-AND-LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the properties or assets that are the subject of such sale-and-leaseback transaction and (iii) the transfer of such properties or assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.18. NO INDUCEMENTS.

         The Company shall not, and the Company shall not permit any of its Subsidiaries, either directly or indirectly, to pay (or cause to be paid) any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment or supplement of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid (or agreed to be paid) to all Holders which so consent, waive or agree to amend or supplement in the time frame set forth on solicitation documents relating to such consent, waiver, agreement or supplement.

SECTION 4.19 CALCULATION OF ORIGINAL ISSUE DISCOUNT.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended.

SECTION 4.20 ENFORCEABILITY OF JUDGMENTS; INDEMNIFICATION FOR FOREIGN CURRENCY JUDGMENTS.

         The obligations of the Company to any Holder or the Trustee shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than United States dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay to such Holder or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, shall pay to or for the account of the Company such excess, provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default has occurred and is continuing, in which case such excess may be applied by such Holder or the Trustee, as the case may be, to such obligations.

SECTION 4.21. CONDUCT OF BUSINESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the marine transportation business and such other businesses as are complementary or related thereto as determined in good faith by the Board of Directors.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

         In connection with any consolidation, merger or disposition contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger or disposition and any supplemental indenture in respect thereto comply with this provision and that all conditions precedent in the Indenture provided for relating to such transaction or transactions have been complied with and (ii) an Opinion of Counsel stating that the requirements of Section 5.01(a) and (b) have been satisfied.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under this Indenture or the Notes in the case of any such lease.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

                  (c) the Company fails to comply with any of the provisions of
         Section 4.10, 4.15 or 5.01 hereof;

                  (d) the Company fails to observe or perform any other covenant or other agreement in this Indenture or the Notes for 60 days after it receives written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;

                  (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $10,000,000; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000;

                  (g) the failure of any Guarantor to perform any covenant set forth in its Subsidiary Guarantee or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee for any reason other than as provided in this Indenture;

                  (h) the Company or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of
                  its creditors, or

                           (v) generally is not paying its debts as they become
                  due; or



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

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any
                  Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

                           (iii) orders the liquidation of the Company or any
                  Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company or any Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages, if any, that have become due solely because of such acceleration) have been cured or waived.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

SECTION 6.03. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a



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

Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

         Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.



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SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.



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SECTION 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee's reasonable costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.



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         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof; or (2) any Default or Event of Default of which is Responsible Officer shall have received written notification or obtained actual knowledge.

         (h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

         (i) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

         (j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

         (k) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.



                                       61
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SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse



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the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;



                                       63
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                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any applicable bankruptcy law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10 hereof.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                           SATISFACTION AND DISCHARGE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, exercise its rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on such



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Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and any Guarantor's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in
Article 4 (other than those in Sections 4.01, 4.02, 4.06, and 4.14) on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(d) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
         Article 8 concurrently with such incurrence or within 30 days thereof) or (B) insofar as Events of Default described in Sections 6.01(h) and 6.01(i) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that, after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         Concurrently with the satisfaction of the conditions set forth in this
Section 8.04, any Liens securing the Notes that were created pursuant to the requirements of Section 4.12 hereof shall



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

terminate and be released, and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging such release.

SECTION 8.05. SATISFACTION AND DISCHARGE.

         This Indenture shall upon the request of the Company cease to be of further effect with respect to all outstanding Notes (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's and any Guarantor's obligations under Section 7.07, and the Trustee's and each Paying Agent's obligations under Sections 8.06 and 8.07) and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (a) either

                           (i) all outstanding Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all outstanding Notes not theretofore delivered to the Trustee for cancellation

                                    (A) have become due and payable by reason of
                  the giving of a notice of redemption or otherwise; or

                                    (B) shall become due and payable at their
                  Stated Maturity within one year, or

                                    (C) are to be called for redemption within
                  one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company or any Guarantor, in the case of clause (A),
                  (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in an amount sufficient (without consideration of any reinvestment of interest and as certified by an independent public accountant designated by the Company expressed in a written certification thereof delivered to the Trustee) to pay and discharge the entire indebtedness of the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), accrued and unpaid interest and Liquidated Damages, if any, to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or redemption date, as the case may be;

                  (b) the Company or any Guarantor has paid or caused to be paid all other sums then due and payable hereunder by it under this Indenture;

                  (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In order to have money available on a payment date to pay principal (and premium, if any, on), interest or Liquidated Damages, if any, on the Notes, the U.S. Government Securities shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. The U.S. Government Securities shall not be callable at the issuer's option.

SECTION 8.06. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.07 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.05 hereof in respect of the outstanding Notes shall be (i) held in trust, (ii) and, at the written direction of the Company, such money may be invested, prior to maturity of the Notes, in non-callable U.S. Government Securities, and (iii) applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 or 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which in the former case may be the opinion delivered under

Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. REPAYMENT TO COMPANY.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in Investor's Business Daily and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Nothing contained in this Section 8.07 shall be deemed to affect any obligation of the Trustee or any Paying Agent to search for lost Holders pursuant to Rule 17Ad-17 under the Exchange Act.

SECTION 8.08. REINSTATEMENT.

         If the Trustee or a Paying Agent is unable to apply any dollars or U.S. Government Securities in accordance with Section 8.05 or 8.06 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 8.05 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with
Section 8.05 or 8.06 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or such Paying Agent.



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

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes pursuant to Article 5 hereof;

                  (d) to secure the Notes pursuant to the requirements of
         Section 4.12 or otherwise;

                  (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                  (f) to add or to release any Guarantor, in each case as provided in Article 10 hereof; or

                  (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or purchase of the Notes by the Company (except other than the provisions of Sections 3.09, 4.10 and 4.15 hereof);

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except as permitted in clause (g) below);

                  (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 4.10 and 4.15 hereof);

                  (h) make any change in the ranking of the Notes relative to other Indebtedness of the Company or in any Subsidiary Guarantee relative to other Indebtedness of the Guarantors, in either case in a manner adverse to the Holders of Notes; or

                  (i) make any change in the foregoing amendment, supplement and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

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                                   ARTICLE 10

                               GUARANTEES OF NOTES

SECTION 10.01. SUBSIDIARY GUARANTEES.

         Subject to Section 10.06 hereof, the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that:
(a) the principal of and premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, interest (to the extent permitted by law) and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, the Trustee or any Custodian in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of the Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee in substantially the form of Exhibit D hereto may be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that the supplemental indenture to this Indenture referred to in the next succeeding paragraph shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

         To the extent required by the provisions of Section 4.13 hereof, the Company shall cause each of its Restricted Subsidiaries to execute a notation of Subsidiary Guarantee in substantially the form of Exhibit D hereto. Such notation of Subsidiary Guarantee shall be accompanied by a supplemental indenture in substantially the form of Exhibit E hereto, along with the Opinion of Counsel and Officers' Certificate required under Section 9.06 of this Indenture; provided, however, that any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture need not execute a notation of Subsidiary Guarantee or supplemental indenture for so long as it continues to constitute an Unrestricted Subsidiary.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees on behalf of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

SECTION 10.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

         (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless: (i) subject to the provisions of Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and this Indenture, pursuant to a supplemental indenture in substantially the form of Exhibit E hereto, accompanied by a notation of its Subsidiary Guarantee as provided in such supplemental indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have a Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company, immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

         (c) In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit E hereto, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 10.04. RELEASES FOLLOWING SALE OF GUARANTOR.

         In the event of a sale or other disposition of all or substantially all of the properties or assets or all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the properties or assets (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee and this Indenture; provided, however, that in the event such transaction constitutes an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Indenture. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05. RELEASES FOLLOWING DESIGNATION AS AN UNRESTRICTED SUBSIDIARY.

         In the event that the Company designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee and this Indenture; provided, however, that such designation is conducted in accordance with this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Indenture.

SECTION 10.06. LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.07. "TRUSTEE" TO INCLUDE PAYING AGENT

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:



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

         If to the Company or the Guarantors:

                           HORNBECK-LEEVAC Marine Services, Inc.
                           414 North Causeway Boulevard
                           Mandeville, Louisiana 70448
                           Attention: Chief Financial Officer
                           Telecopy No.: (985) 727-2006

         If to the Trustee:

                           Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 902
                           Middletown, Connecticut 06457
                           Attention: Corporate Trust Services
                           Telecopy No.: (860) 704-6219

         The Company, any of the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or delivered by overnight air courier guaranteeing next day delivery, in each case to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

         If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company gives a notice or communication to Holders, it shall give a copy at the same time to the Trustee and each Agent.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.



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SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.



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SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               SHAREHOLDERS.

         No past, present or future director, officer, employee, incorporator, member, partner or shareholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.



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SECTION 11.14. CONSENT TO JURISDICTION .

         Each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Registration Rights Agreement or any Guarantee or Note. Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

         Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Company or any Guarantor in the courts of any other jurisdiction.

                         [Signatures on following pages]



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                                   SIGNATURES


                                       HORNBECK-LEEVAC MARINE SERVICES, INC.


                                       By: /s/ JAMES O. HARP, JR.
                                          --------------------------------------
                                          James O. Harp, Jr.
                                          Vice President and Chief Financial
                                          Officer


                                       LEEVAC MARINE, INC.

                                       By: /s/ JAMES O. HARP, JR.
                                          --------------------------------------
                                          James O. Harp, Jr.
                                          Vice President and Chief Financial
                                          Officer


                                       HORNBECK OFFSHORE SERVICES, INC.

                                       By: /s/ JAMES O. HARP, JR.
                                          --------------------------------------
                                          James O. Harp, Jr.
                                          Vice President and Chief Financial
                                          Officer


                                       ENERGY SERVICES PUERTO RICO, INC.

                                       By: /s/ JAMES O. HARP, JR.
                                          --------------------------------------
                                          James O. Harp, Jr.
                                          Vice President and Chief Financial
                                          Officer

                                       HORNBECK-LEEVAC MARINE OPERATORS, INC.

                                       By: /s/ JAMES O. HARP, JR.
                                          --------------------------------------
                                          James O. Harp, Jr.
                                          Vice President and Chief Financial
                                          Officer


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee


                                       By: /s/ ROBERT L. REYNOLDS
                                          --------------------------------------
                                          Robert L. Reynolds
                                          Vice President



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